Exhibit 99.1

Steven M. Hedberg, OSB No. 842440
SHedberg@perkinscoie.com
Jeanette L. Thomas, OSB No. 980420
JThomas@perkinscoie.com
PERKINS COIE LLP
1120 N.W. Couch Street, Tenth Floor
Portland, OR  97209-4128
Telephone:  503.727.2000
Facsimile:  503.727.2222

Proposed Attorneys for Torrent Energy Corporation, Methane Energy Corp. and Cascadia Energy Corp.

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF OREGON

In re: TORRENT ENERGY CORPORATION, METHANE ENERGY CORP., and CASCADIA ENERGY CORP. Debtors.	Bankruptcy Case Nos. 08-32638 LEAD CASE 08-32639 08-32640 (Jointly Administered Under 08-32638)

JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS

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INTRODUCTION

I.           DEFINED TERMS AND RULES OF INTERPRETATION

A.	Rules of Construction

Unless this Plan expressly provides or the context requires otherwise, all capitalized terms used in this Plan shall have the meanings assigned to them in this Article I.  Whenever the context requires, terms used in this Plan shall include the plural as well as the singular.  A term used in this Plan and not defined in this Plan has the meaning, if any, given in the Bankruptcy Code or the Bankruptcy Rules.

B.	Definitions

1.           "Administrative Claim" means a Claim for payment of an administrative expense or cost of a kind specified in Bankruptcy Code section 503(b) and referenced in Bankruptcy Code sections 507(a)(1), 507(b) or 1114(e)(2) including, without limitation, the actual, necessary costs and expenses of preserving the Estates and operating the businesses of Debtors, taxes incurred by the Estate, including wages, salaries, or commissions for services rendered after the commencement of these Chapter 11 Cases, compensation for legal and other services and reimbursement of expenses allowed or awarded under Bankruptcy Code sections 328, 330(a) or 331 and all fees and charges assessed against Debtors under chapter 123 of title 28 United States Code.

2.           "Administrative Claim Bar Date" means (i) with respect to Professional Fee Claims, the date that is sixty (60) days after the Effective Date of this Plan, and (ii) with respect to all other Administrative Claims, the date that is thirty (30) days after the Effective Date of this Plan.

3.           "Allowed" means with respect to either a Claim or an Interest, (i) any Claim against Debtors, proof of which is timely filed, or which by order of the Bankruptcy Court is not or will not be required to be filed, or (ii) any Claim that has been or is hereafter listed in the Schedules filed by Debtors as liquidated in amount and not disputed or Contingent and in each case as to which either (a) no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (b) such an objection is so interposed and the Claim will have been allowed by a Final Order (but only to the extent so allowed), or (iii) any Claim Allowed pursuant to this Plan.  A Claim or Interest is not Allowed merely because it has been addressed in or defined in this Plan.  An Allowed Claim shall not include interest on the principal amount of such Claim from and after the Petition Date.  Notwithstanding the foregoing, Claims and Interests shall be Allowed to the extent that this Plan provides that they are deemed Allowed.

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4.           "Avoidance Claims" means all avoidance claims arising under Chapter 5 of the Bankruptcy Code or otherwise and the proceeds thereof, of whatever kind or nature, and whether asserted or unasserted, including, but not limited to, all avoidance actions instituted pursuant to sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

5.           "Ballot Deadline" means the date set by the Bankruptcy Court for receipt of Ballots indicating acceptance or rejection of this Plan and/or participation in the Rights Offering.

6.           "Ballot" means the voting form distributed to each Holder entitled to vote on this Plan, to indicate acceptance or rejection of this Plan and/or participation in the Rights Offering.

7.           "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., and all amendments thereto.

8.           "Bankruptcy Court" means the United States Bankruptcy Court for the District of Oregon.

9.           "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, and the Local Rules of the Bankruptcy Court, as the same may be amended and modified from time to time, and as applicable to cases pending before the Bankruptcy Court.

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10.           "Bar Date" means the applicable deadlines for filing Claims against Debtors as set forth in the Bankruptcy Court's Order entered on June 9, 2008, which deadlines are (i) with respect to Claims against any of Debtors that arose prior to the Petition Date, August 15, 2008, (ii) with respect to Claims arising from the rejection of an Executory Contract, the date that is the later of (a) August 15, 2008, and (b) the date that is 30 days following the effective date of such rejection (unless the order authorizing such rejection provides otherwise).

11.           "Blue Sky Laws" means as any and all applicable state and local securities laws, rules and regulations.

12.           "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as that term is defined in Bankruptcy Rule 9006(a).

13.           "Bylaws" means the bylaws of Debtors collectively and individually, as applicable, including any prior versions.

14.           "Cascadia Energy" means Cascadia Energy Corp.

15.           "Cash" means Cash, or Cash equivalents, including currency, checks, and wire transfers of immediately available funds.

16.           "Chapter 11 Cases" means the above-captioned cases filed by Debtors, which cases are jointly administered under Case Number 08-32638, including all adversary proceedings pending in connection therewith.

17.           "Claim" has the same meaning as that term is defined in Bankruptcy Code section 101(5).

18.           "Claims Objection Bar Date" means the date that is ninety (90) days after the Effective Date, which is the deadline by which the parties in interest must file an objection with the Bankruptcy Court to any Claim or such Claim shall be deemed an Allowed Claim pursuant to this Plan, which date may be excluded by subsequent application.

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19.           "Class" shall mean any Claims or Interests classified together by this Plan pursuant to Section 1122(a)(1) of the Bankruptcy Code.

20.           "Committee" means any Official Unsecured Creditor’s Committee or any other official committee which may be appointed by the Office of the United States Trustee in these Chapter 11 Cases pursuant to Bankruptcy Code section 1102, if such a committee is appointed.

21.           "Common Shareholders" means Holders of Torrent's Common Shares as of the Record Date.

22.           "Common Shares" means Torrent Energy's outstanding common stock Interests as of the Record Date.

23.           "Confirmation" means entry of a Final Order confirming this Plan in accordance with Bankruptcy Code section 1129.

24.           "Confirmation Date" means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court.

25.            "Confirmation Hearing" means the duly noticed hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128 to consider confirmation of this Plan.  The Confirmation Hearing may be adjourned by the Bankruptcy Court from time to time without further notice.

26.           "Confirmation Order" means the Order issued and entered by the Bankruptcy Court confirming this Plan pursuant to Bankruptcy Code section 1129.

27.           "Contingent" means, with reference to a Claim, a Claim that has not accrued at the time in question, or is not otherwise currently payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

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28.           "Conversion Date" means the day on which the DIP Lender delivers a notice of conversion to Debtors in a manner consistent with that defined in the Senior Secured Convertible Debt.

29.           "Conversion Price" means with respect to any conversion of the Senior Secured Convertible Debt to the Reorganized Torrent Energy Common Shares, the lower of the Fixed Conversion Price or the Market Conversion Price.

30.           "Creditor" means any Entity who holds a Claim against one or more of Debtors.

31.           "Cure" means the distribution of Cash by Debtors, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption or assumption and assignment of an Executory Contract, pursuant to Bankruptcy Code section 365(b), in an amount equal to all unpaid monetary obligations and all nonmonetary obligations that can be cured through the payment of Cash, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

32.           "Debtors" means, collectively:  (a) Torrent Energy Corporation, a Colorado corporation; (b) Methane Energy Corp., an Oregon corporation; and (c) Cascadia Energy Corp., a Washington corporation.

33.           "DIP Lender Claim" means any Claim by or on the behalf of the DIP Lender against Debtors representing any unsatisfied portion of the obligation under the DIP Loan on the Effective Date.

34.           "DIP Lender" means, collectively, YA Global Investment, LP or its affiliates, in their capacity as debtor in possession lenders to Debtors.

35.           "DIP Loan" means the post petition debtor in possession financing provided to Torrent Energy by YA Global Investment, LP or its affiliates.

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36.           "DIP Loan Documents" means (a) the Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement and Guaranty Agreement dated as of June 6, 2008 between Torrent Energy, as borrower, Methane Energy and Cascadia Energy, as guarantors and DIP Lender, as lender; (b) the Security Agreement dated June 6, 2008 between the DIP Lender as secured party and Debtors, as debtors and (c) any other documents that memorialize, evidence or encompass any aspect, term, condition or part of the DIP Loan between Debtors and the DIP Lender.

37.           "Disclosure Statement" means the disclosure statement relating to this Plan as approved by the Bankruptcy Court as containing "adequate information," as that term is defined in Bankruptcy Code section 1125(a)(1), and any exhibits annexed thereto and any documents delivered in connection therewith, as the same may be amended from time to time by any duly authorized amendment or modification.

38.           "Distribution" means any distribution payments made pursuant to this Plan to Holders of Claim or Interests.

39.           "Effective Date" means the day that all conditions precedent to the Effective Date have been satisfied.

40.           "Entity" shall have the meaning set forth in Bankruptcy Code section 101(15).

41.           "Estates" means Debtors' bankruptcy estates created in these Chapter 11 Cases pursuant to Bankruptcy Code section 541.

42.           "Exchange Act" means the Securities Exchange Act of 1934 as now in effect or hereafter amended.

43.           "Executory Contract" means any executory contract or unexpired lease of real or personal property, as contemplated by Bankruptcy Code sections 365, 1113, and 1114, in effect on the Petition Date, between Debtors and any Entity, and including, without limitation, any written employment agreements or plans and employee benefit plans and agreements.

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44.           "Final Decree" means a Final Order of the Bankruptcy Court closing these Chapter 11 Cases.

45.           "Final Order" means an order or judgment entered by the Bankruptcy Court, or another court of competent jurisdiction, in connection with these Chapter 11 Cases or proceedings therein, which has not been reversed, stayed, modified or amended and as to which the time to appeal or to seek certiorari, review or rehearing has passed.

46.           "Fixed Conversion Price" means, with respect to any conversion of the Senior Secured Convertible Debt to the Reorganized Torrent Energy Common Shares, a price equal to $0.16 per share for the Reorganized Torrent Energy Common Shares.  The Fixed Conversion Price is subject to broad based and full ratchet anti-dilution protection upon any equity or equity linked issuance.

47.           "Gordian Claim" means any Claim by or on behalf of Gordian Group LLC, its affiliates, successors and assigns with respect to services provided or costs incurred by Gordian with respect to that certain engagement letter dated February 10, 2008, as amended from time to time.

48.           "Holder" means any Entity with a Claim or Interest.

49.           "Impaired" means, when used with reference to a Claim or Interest, that such Claim or Interest is impaired within the meaning of Bankruptcy Code section 1124.

50.           "Interest" means: (a) any interest in one or more of Debtors pursuant to an "equity security" within the meaning of Section 101(16) of the Bankruptcy Code; (b) all claims subject to subordination under Section 510(b) of the Bankruptcy Code; and (c) any claims arising from the termination or rejection of any stock option or equity incentive plan in existence immediately prior to the Effective Date, including but not limited to the following (as amended from time to time): (i) 2005 Equity Incentive Plan; and (ii) 2006 Equity Incentive Plan.

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51.           "Lien" means, with respect to any interest in property, any mortgage, lien, pledge, charge, security interest, hypothecation, constructive or other trusts, or encumbrance of any kind whatsoever in respect of or affecting such interests in property, subject to the DIP Lender's approval.

52.           "Management Incentive Plan" means an employee incentive plan substantially in the form of Exhibit D, pursuant to which management will be entitled to acquire options to purchase up to 5% of the Reorganized Torrent Energy Common Shares after the Effective Date, subject to the DIP Lender's approval.

53.           "Management Incentive Shares" means shares representing five percent (5%) of the Reorganized Torrent Energy Common Shares issuable on or after the Effective Date pursuant to the Management Incentive Plan.

54.           "Market Conversion Price" means a price equal to eighty five percent (85%) of the lowest VWAP during the 15 trading days immediately preceding the Conversion Date.

55.           "Methane Energy" means Methane Energy Corp.

56.           "Offering Conditions" means that before the Effective Date, the following conditions that are either satisfied or waived by both Debtors and the DIP Lender: (i) the Common Shareholders consent (either individually or as a Class) to the conversion of the Series E Preferred Interest into Senior Secured Convertible Debt; (ii) the Common Shareholders participate in the Rights Offering to an extent that the gross proceeds to Debtors is equal to or greater than the Rights Offering Threshold; and (iii) the Bankruptcy Court makes a final determination that Bankruptcy Code section 1145 applies with respect to the Rights Offering, including the offer, sale, issuance, distribution, resale and transfer of the Reorganized Torrent Energy Common Shares, and that any offer, sale, distribution, resale or transfer of such Reorganized Torrent Energy Common Shares by the holders thereof, except as to any holder who is an "underwriter" (as defined in section 1145(b)(1) of the Bankruptcy Code), will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as well as under any Blue Sky Laws.

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57.           "Other Equity Interests" means any Equity Interests other than Series E Preferred Shares and Common Stock.

58.           "Participating Common Shareholder" means a Shareholder who has participated in the Rights Offering.

59.           "Petition Date" means June 2, 2008, the date of commencement of these Chapter 11 Cases under chapter 11 of the Bankruptcy Code.

60.           "Plan Funding" means the proceeds of the DIP Loan available for payment of Allowed Claims as further described in section V of this Plan.

61.           "Plan" means this plan, and any exhibits annexed hereto and any documents delivered in connection herewith as the same may be amended from time to time by any duly authorized amendment or modification.

62.           "Plan Supplement" means the supplement to this Plan, which shall be filed on or before the hearing on the Disclosure Statement.

63.           "Priority Tax Claim" means an Allowed Claim that is entitled to priority under Bankruptcy Code section 507(a)(8).

64.           "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

65.           "Professional" means any professional employed in these Chapter 11 Cases pursuant to Bankruptcy Code sections 327 or 1103 and any professional seeking compensation or reimbursement of expenses in connection with these Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(4).

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66.           "Record Date" means the date set by the Bankruptcy Court for the solicitation of votes of Holders of Common Shares.

67.           "Reorganized Debtors" means, Debtors on and after the Effective Date.

68.           "Reorganized Torrent Energy Common Shares" means common equity interests to be issued in the Reorganized Torrent Energy on or after the Effective Date pursuant to this Plan or otherwise and having the rights set forth in the Certificate of Incorporation and the By-Laws for Reorganized Torrent Energy.

69.           "Reorganized Torrent Energy" means Torrent Energy Corporation from and after the Effective Date.

70.           "Rights Offering Threshold" shall mean an amount equal to $2,000,000, or such lesser amount as determined by the DIP Lender in its sole discretion.

71.           "Rights Offering" means the offering of Reorganized Torrent Energy Common Shares to Common Shareholders as described in Article V of this Plan and which terms as of the date of hereof are outlined in Exhibit A hereto.

72.           "Rights Offering Purchase Price" means, with respect to the Rights Offering and price for the Reorganized Torrent Energy Common Shares, for each Common Share, the price set forth on Exhibit A to this Plan.

73.           "SEC" means the Securities and Exchange Commission.

74.           "Securities Act" means the Securities Act of 1933, 15 U.S.C. §§77a-77aa, as now in effect or hereafter amended.

75.           "Senior Secured Convertible Debt" means the Senior Secured Convertible Debentures issued in accordance with this Plan substantially in the form attached hereto as Exhibit B.

76.           "Series E Preferred Holders" mean the Holders, as of the Effective Date of Torrent Energy's Series E Preferred Shares.

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77.           "Series E Preferred Shares" means Torrent Energy's Series E preferred Interests.

78.           "Subordinated Claim" means any Claim subordinated pursuant to Bankruptcy Code section 510(b) or (c).

79.           "Subsidiary Interests" means the outstanding common stock Interests as of the Effective Date of Methane Energy and Cascadia Energy.

80.           "Term Sheet" means that certain Summary of terms for Debtor-in-Possession Credit Facility for Torrent Energy dated May 5, 2008.

81.           "Torrent Energy" means Torrent Energy Corporation.

82.           "Trustee Fee Claim" means a Claim of the Office of the United States Trustee for the payment of Trustee Fees.

83.           "Trustee Fees" means all fees payable pursuant to 28 U.S.C. § 1930.

84.           "Unclassified Claims" means Administrative Claims, Trustee Fee Claims, and Priority Tax Claims.

85.           "Unimpaired" means a Claim or Interest that is not Impaired within the meaning of Bankruptcy Code section 1124.

86.           "Voting Deadline" means the deadline for voting to either accept or reject this Plan as set forth in the Disclosure Statement or otherwise.

87.           "VWAP" means volume weighted average price of the Common Shares.

88.           Other Definitions.  Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in this Plan but that is defined in the Bankruptcy Code, the Bankruptcy Rules, or the Disclosure Statement shall have the meaning set forth therein.

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C.	Rules Of Interpretation

For purposes of this Plan (i) any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (ii) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (iii) unless otherwise specified, all references in this Plan to sections, articles, schedules and exhibits are references to sections, articles, schedules and exhibits of or to this Plan, (iv) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan, (v) captions and headings to Articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan and (vi) to the extent not modified herein, the rules of construction set forth in Bankruptcy Code section 102 and in the Bankruptcy Rules shall apply.

D.	Computation of Time

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

II.           CLASSIFICATION OF CLAIMS AND INTERESTS

A.	Introduction

All Claims and Interests, except the DIP Lender Claim, Administrative Claims, Trustee Fee Claims, and Priority Tax Claims, are placed in the Classes set forth below.
A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, withdrawn, waived, settled or otherwise satisfied prior to the Effective Date.
Debtors have set forth the Classes below.

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B.	Unclassified Claims

1.           DIP Lender Claim
2.           Administrative Claims
3.           Priority Tax Claims
4.           Trustee Fee Claims

C.	Unimpaired Classes of Claims.

1.           Class 1: Allowed Priority Claims
2.           Class 2: Allowed Unsecured Claims

D.	Impaired Classes of Interests.

1.           Class 3: Series E Preferred Interests
2.           Class 4: Common Shareholder Interests
3.           Class 5: Other Equity Interests

E.	Unimpaired Class of Interests.

1.           Class 6: Subsidiary Interests

III.           TREATMENT OF CLAIMS AND INTERESTS

A.	Unclassified Claims

1.	DIP Lender Claim

On the Effective Date, in full satisfaction of the DIP Lender Claim, the DIP Lender shall receive Senior Secured Convertible Debt of Reorganized Torrent Energy in the amount of the DIP Lender Claim.  On the Effective Date, and from time to time thereafter, the DIP Lender, at its sole discretion, shall have the right to convert all or any portion of the Senior Secured Convertible Debt into Reorganized Torrent Energy Common Shares pursuant to the terms of the Senior Secured Convertible Debt.

2.	Administrative Claims

Holders of Allowed Administrative Claims will receive Cash equal to the unpaid portion of such Allowed Administrative Claim that has come due for payment under any applicable order or law, unless otherwise agreed to by the holder of an Allowed Administrative Claim or order of the Bankruptcy Court, as soon as practicable after the later of: (a) the Effective Date; (b) the date on which such Entity becomes the holder of an Allowed Administrative Claim; or (c) the date or dates when that Claim is payable by its terms, consistent with past practice and in accordance with past terms.  All Administrative Claims shall be filed on or before the Administrative Claim Bar Date.

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There are two (2) different types of Allowed Administrative Claims, each of which receives treatment as follows:

(a)
Liabilities or obligations incurred by Debtors in the ordinary course of their business during the Chapter 11 Cases to vendors or trade creditors, shall be paid or performed by Debtors, in the ordinary course of business in accordance with the terms and conditions of any agreements, orders, or applicable law relating thereto; and

(b)
Allowed Professional Fee Claims of Debtors' and Committee's Professionals, including any amounts held back pursuant to an order of the Bankruptcy Court, shall be paid in full in Cash on the Effective Date, or when allowed, provided however, payment of such Allowed Professional Fee Claims shall not exceed $250,000.

3.	Priority Tax Claims

On, or as soon as reasonably practicable after, the latest of (a) the Effective Date; or (b) the date such claim becomes an Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax claim or (ii) such other treatment as to which the Allowed Priority Tax Claim Holder and the Reorganized Debtors shall have agreed in writing.

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4.	Trustee Fee Claims

In accordance with the Bankruptcy Code and the United States Code, all Trustee Fees will be paid in full by Debtors as such Trustee Fees become due.

B.	Unimpaired Claims

1.	Class 1: Allowed Priority Claims

This Class consists of all Allowed Priority Claims against Debtors that are specified as having priority in Bankruptcy Code section 507, if any such Claims still exist as of the Effective Date.  Unless otherwise agreed by the holder of any Claim in this Class, each Allowed Claim under Bankruptcy Code section 507, which has not been satisfied as of the Effective Date, shall be paid in full in Cash on the latest of: (a) the Effective Date; or (b) the date on which there is a Final Order allowing such Claim.

2.	Class 2: Allowed Unsecured Claims

This Class consists of all Allowed Unsecured Claims that are not entitled to priority, including, without limitation, Allowed Unsecured Claims arising from the rejection of Executory Contracts and the Gordian Claim.  Claims in this Class will be paid in full satisfaction, settlement, release and discharge of and in exchange for such Claim either (i) in Cash in the full amount of such Holder's Allowed Unsecured Claim, on or within three (3) Business Days of the Effective Date, (ii) pursuant to the terms of Debtors' obligations to the Holder of such Claim, or (iii) as may be agreed by Debtors and the Holder of such Claim.

C.	Impaired Classes of Interests.

1.	Class 3: Series E Preferred Interests

On the Effective Date:

(a)           If all of the Offering Conditions have been satisfied or waived by Debtors and the DIP Lender, all Series E Preferred Shares held by the DIP Lender shall be exchanged for Senior Secured Convertible Debt of Reorganized Torrent Energy in the principal amount equal to the liquidation amount of the Series E Preferred Shares and accumulated dividends thereon.

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(b)           If the Offering Conditions are not satisfied or waived by both Debtors and the DIP Lender, upon the Effective Date, the DIP Lender's Series E Preferred Shares shall be converted into 100% of the Reorganized Torrent Energy Common Shares, subject to the terms of the Management Incentive Plan.

2.	Class 4: Common Shareholder Interests

(a)           On the Effective Date all Common Shareholders shall have the opportunity to participate in the purchase of Reorganized Torrent Energy Common Shares in a Rights Offering as described in more detail in Exhibit A.  If  all the Offering Conditions are satisfied, or waived by the Debtors and the DIP Lender, as applicable, then each Participating Common Shareholder shall receive such number of Reorganized Torrent Energy Common Shares the Participating Common Shareholder subscribed to in the Rights Offering.  The Rights Offering shall be available to all Common Shareholders and must be completed by the Ballot Deadline.  Common Shareholders who do not participate in the Rights Offering will have their Common Shares canceled and shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Common Shares.

(b)           If the Offering Conditions are not satisfied or waived by the Debtors and the DIP Lender, upon the Effective Date, the Common Shareholders will have their Common Shares canceled and shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Common Shares.

3.	Class 5: Other Equity Interests

On the Effective Date, all Other Equity Interests, as well as any and all securities, warrants, options or agreements relating to the Other Equity Interests, shall be canceled and each Holder thereof shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Other Equity Interests.  Class 5 is deemed to have rejected this Plan and, therefore, Holders of Other Equity Interests are not entitled to vote to accept or reject this Plan.

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D.	Unimpaired Interests

1.	Class 6: Subsidiary Interests

On the Effective Date, the Subsidiary Interests shall revest and be held by Torrent Energy and Methane Energy and Cascadia Energy shall continue to be wholly-owned subsidiaries of Torrent Energy.

IV.           ACCEPTANCE OR REJECTION OF THE PLAN

A.	Impaired Classes of Claims Entitled to Vote

Subject to Article III of this Plan, Holders in Classes 3 and 4 are entitled to vote as a Class to accept or reject this Plan.

B.	Acceptance by an Impaired Class

In accordance with Bankruptcy Code section 1126(d) and except as provided in Bankruptcy Code section 1126(e), an Impaired Class of Interests shall have accepted this Plan if the Holders of at least two-thirds (2/3) in amount of the Allowed Interests of such Class entitled to vote that actually have timely and properly voted on this Plan have voted to accept this Plan.  If any Impaired Class of Claims entitled to vote shall not accept this Plan by the requisite statutory majority, Debtors reserve the right to seek confirmation of this Plan over the objection of such class under section 1129(b) of the Bankruptcy Code.

C.	Presumed Acceptances by Unimpaired Classes

In accordance with Bankruptcy Code section 1124, Holders of Claims in Classes 1 and 2 and the Holder of Interests in Class 6, are not Impaired by this Plan.  Under Bankruptcy Code section 1126(f), each Holder of a Claim in Classes 1 and 2 and each Holder of an Interest in Class 6 is presumed to have accepted this Plan, and the votes of such Claim and Interest Holders will not be solicited.

D.	Presumed Rejection by Impaired Classes

Under Bankruptcy Code section 1126(g), Class 5, consisting of the holders of Other Equity Interests in Debtors, is deemed not to have accepted this Plan and the vote of holders of such Interests in these Classes will not be solicited.  Any Holder of an Interest in this Class may, however, object to this Plan provided that such Holder has not otherwise waived such right.

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E.	Summary of Classes Voting on this Plan

As a result of the provisions of Article III of this Plan, only the votes of Holders of Interests in Classes 3 and 4 will be solicited with respect to this Plan.

V.           MEANS FOR IMPLEMENTATION OF THE PLAN

Debtors will implement and consummate this Plan as contemplated by Bankruptcy Code sections 1123(a)(5), through the Rights Offering, or if there is no Rights Offering, through the alternative treatments provided herein.

A.	Continued Corporate Existence

Each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, each with all the powers of a corporation under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

B.	Issuance of Reorganized Torrent Energy Common Shares

On or as soon as reasonably practicable after the Effective Date (or as otherwise specifically set forth herein), Reorganized Torrent Energy shall issue the Reorganized Torrent Energy Common Shares.  The Reorganized Torrent Energy Common Shares shall be divided, as applicable, between the Participating Common Shareholders, the DIP Lenders, participants in the Management Incentive Plan and the Series E Preferred Holders pursuant to this Plan.  To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy laws, the Reorganized Torrent Energy Common Shares, shall be exempt from registration under the Securities Act.

Page 19	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

C.	Rights Offering

The terms and conditions of the Rights Offering, in addition to the Offering Conditions, are set forth on Exhibit A.  In addition, the following terms and conditions are applicable to the Rights Offering:

If the Offering Conditions are satisfied or waived by the Debtors and DIP Lender, as applicable, the Rights Offering shall be completed on or prior to the Effective Date as part of this Plan.

If the Offering Conditions are not satisfied or waived by the Debtors and DIP Lender, as applicable, the Series E Holder and Common Shareholders shall receive the treatment described in Article III C.1(b) and C.2(b), respectively.

Concurrent with the mailing of the Ballots, each Common Shareholder will be offered the opportunity to participate in the Rights Offering.  The Rights Offering shall be available to all Common Shareholders and must be elected by the Ballot Deadline.  If (a) the Offering Conditions are not satisfied or waived by the Debtors and DIP Lender, as applicable, or (b) the SEC determines that the Rights Offering and any offer, sale, transfer, resale, or distribution of the Reorganized Torrent Energy Common Shares does not comply with Bankruptcy Code section 1145 or will otherwise not be exempt from registration under the Securities Act, all rules and regulations promulgated thereunder, and any and all Blue Sky Laws (other than with respect to any holder who is an "underwriter" as defined in the Bankruptcy Code section 1145(b)(1)), all monies tendered will be returned.

D.	Plan Funding

Pursuant to the terms of the DIP Loan, and subject to the Conditions set forth herein, Debtors will utilize Plan Funding to pay Allowed Claims up to a maximum of One Million Dollars ($1,000,000).  However, such use of the DIP Loan proceeds shall be limited to this Plan Funding.

Page 20	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

E.	Post-Effective Date Compensation of Professionals

The Professionals employed by Debtors shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of final fee applications, upon the submission of invoices to Debtors.  Notwithstanding the foregoing, if the total amount of fees awarded exceeds Two Hundred and Fifty Thousand Dollars ($250,000) the DIP Lender shall have no obligation to fund the Plan and may call the DIP Loan due.  Any time or expenses incurred in the preparation, filing and prosecution of final fee applications shall be disclosed by each Professional in its final fee application and shall be subject to approval of the Bankruptcy Court.

F.	Sources for Plan Distribution

Debtors intend to implement this Plan with funds generated from the Rights Offering and/or Plan Funding, as necessary.

VI.           TREATMENT OF EXECUTORY CONTRACTS

A.	Assumption and Rejection of Executory Contracts

Subject to Article VIII of this Plan, on the Effective Date, those Executory Contracts set forth on Exhibit C shall be assumed as of the Effective Date ("Assumed Contracts").  All Executory Contracts, including all written employment agreements, severance contracts, employee benefit or retirement or supplemental retirement benefit plans and agreements and unexpired leases of Debtors, that have not been the subject of a motion or order to assume or reject pending the occurrence of the Effective Date, shall be deemed rejected by Debtors as of the Petition Date ("Rejected Contracts").  Debtors shall have the right, subject to the consent of the DIP Lender, to change the designation of an Executory Contact from Assumed to Rejected, upon notice to the counterparty to such contract no later than ten (10) days prior to the Confirmation Date.

Page 21	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

Subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumption or rejection pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2) and a finding by the Bankruptcy Court that such assumption or rejection is in the best interest of Debtors, their estates, and all parties in interest in these Chapter 11 Cases.  Debtors shall Cure any and all defaults required to be cured under the Assumed Contracts, on or before the Effective Date in an amount either agreed to by the parties or determined by the Bankruptcy Court pursuant to a Final Order.  Debtors reserve the right to seek rejection of any Executory Contract designated as an Assumed Contract if the Cure determined by the Bankruptcy Court is higher than expected and Debtors determine that the Executory Contract is not necessary under those circumstances to their continued operations.

B.	Claims Based Upon Rejection of Executory Contracts or Unexpired Leases

Each Entity who is a party to an Executory Contract that was not rejected prior to the Effective Date or which is rejected pursuant to this Plan, shall be entitled to file a proof of claim for damages alleged to have arisen from the rejection of the Executory Contract to which such Entity is a party. All proofs of claim with respect to Claims arising from the rejection of any Executory Contract shall be filed with the Bankruptcy Court within thirty (30) days after the earlier of the date of the Bankruptcy Court order approving Debtors' rejection of such Executory Contract, or such other date ordered by the Bankruptcy Court.  All Claims arising out of the rejection of Executory Contracts shall be Allowed Unsecured Claims and classified in Class 2, which shall be allowed or disallowed as provided in Article II of this Plan.

C.	Disallowance of Contribution Claims

On the Effective Date, any Claim for reimbursement, indemnification, contribution or subrogation of an Entity that is liable with any Debtors on or that has secured the Claim of a Creditor not heretofore disallowed by order of the Bankruptcy Court shall be deemed disallowed to the extent (a) such Creditor's Claim against Debtors is disallowed; (b) such Claim for reimbursement, indemnification, contribution or subrogation is Contingent as of the Confirmation Date, including, without limitation, all Claims which are disallowed under Bankruptcy Code section 502(e); or (c) such Entity asserts a right of subrogation to the rights of such Creditor under Bankruptcy Code section 509 except as otherwise specifically provided therein.

Page 22	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

VII.           PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED DEBTORS

A.	Corporate Action

On the Effective Date, the adoption, filing, approval and ratification, as necessary, of all corporate or related actions contemplated hereby with respect to each of the Reorganized Debtors shall be deemed authorized and approved in all respects.  Without limiting the foregoing, such actions may include: (i) the adoption and filing of the new certificate(s) of incorporation, (ii) the approval of the new Reorganized Debtors' Bylaws, (iii) the election or appointment, as the case may be, of directors and officers for the Reorganized Debtors, and (iv) the issuance of the Reorganized Torrent Energy Common Shares.

All matters provided for herein involving the corporate structure of any Debtor or any Reorganized Debtor, or any corporate action required by any Debtor or any Reorganized Debtor in connection with this Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder.

On or after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases and instruments contemplated by this Plan in the name of and on behalf of such Reorganized Debtor and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

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B.	Issuance of New Securities.

The issuance of the Reorganized Torrent Energy Common Shares and the distribution of the Reorganized Torrent Energy Common Shares to the Participating Common Shareholders and/or the DIP Lender is hereby authorized and directed, without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise.  Bankruptcy Code section 1145 applies with respect to the issuance and transfer of the Reorganized Torrent Energy Common Shares under this Plan and, therefore, the Reorganized Torrent Energy Common Shares offered and issued pursuant to this Plan and the transfer, distribution, and resale of the Reorganized Torrent Energy Common Shares issued pursuant to this Plan will be exempt from registration under the Securities Act and all rules and regulations promulgated thereunder, as well as any and all applicable Blue Sky Laws.

For purposes of Rule 144 promulgated under the Securities Act, to the extent the DIP Lender receives a new Interest in the Reorganized Torrent Energy upon conversion of the Senior Secured Convertible Debt, the DIP Lender will be deemed to have acquired such Interest at the same time as it originally acquired the securities surrendered for conversion.

C.	SEC Reporting Status of Reorganized Torrent Energy Upon Consummation of this Plan

Torrent Energy's Common Shares are currently registered under the Securities Act.  If the Offering Conditions are satisfied and the Rights Offering occurs, then Reorganized Torrent Energy will continue to be an SEC reporting company.

Alternatively, if the Offering Conditions are not satisfied and the Rights Offering does not occur, then after the Effective Date there will be only one holder of the Reorganized Torrent Energy Common Shares.  If there is only one holder of the Reorganized Torrent Energy Common Shares, Reorganized Torrent Energy will, as soon as practicable after the Effective Date, make an application for termination of registration of the Common Shares pursuant to Section 12(g)(4) of the Exchange Act.  Termination of the registration of the Reorganized Torrent Energy Common Shares under the Exchange Act would substantially reduce the information required to be furnished by the Reorganized Debtors to its shareholders and to the SEC and would make certain provisions of the Securities Act, including the filing of annual and quarterly reports and proxy statements, no longer applicable to the Reorganized Torrent Energy.  If the registration of the Reorganized Torrent Energy Common Shares is terminated, the Reorganized Debtors will cease to be public reporting companies.

Page 24	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

D.	Certificates of Incorporation and Bylaws

The certificates of incorporation and bylaws (or other formation documents, if applicable) of Debtors shall be amended or deemed amended as may be required to be consistent with the provisions of this Plan and the Bankruptcy Code.  The Reorganized Debtors' Certificates of Incorporation shall be deemed amended, without further action, to include (i) a provision prohibiting the issuance of nonvoting equity securities to the extent required by Bankruptcy Code section 1123(a)(6) and (ii) a provision setting forth an appropriate distribution of voting power among classes, if any, of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends.

After the Effective Date, any of the Reorganized Debtors may file restated certificates of incorporation (or other formation documents, if applicable) with the Secretary of State in any appropriate jurisdiction.

E.	Directors and Officers of the Reorganized Debtors

On the Effective Date, the management, control and operation of each Reorganized Debtor shall become the general responsibility of the board of directors, of such Reorganized Debtor.

Subject to the approval of the DIP Lender, in the Plan Supplement, Debtors will designate the Reorganized Debtors' officers and directors.  The classification and composition of these individuals shall be consistent with the Reorganized Debtors' Certificates of incorporation and bylaws.  Each such director shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the Reorganized Debtors' Certificates of incorporation and bylaws.

Debtors will also disclose the nature of the compensation payable to each person proposed to serve on the board of the Reorganized Debtors, as well as the Reorganized Debtors’ chief executive officer, chief financial officer and three other most highly compensated officers.

Page 25	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

F.	Consummation Of This Plan Pursuant To Bankruptcy Code Section 1129

To the extent that any Impaired Class rejects this Plan or is deemed to have rejected this Plan, Debtors will request confirmation of this Plan, as it may be modified from time to time, under Bankruptcy Code section 1129(b).  Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan or any Plan exhibit or schedule, including the right to amend or modify it to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary.

VIII.                      EFFECT OF CONFIRMATION

A.	Vesting of Assets

Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of each Debtor shall vest in each of the respective Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as otherwise specifically provided in this Plan, including with respect to the Senior Secured Convertible Debt.  All Liens, Claims, encumbrances, charges and other interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in this Plan.  As of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code.

Page 26	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

B.	Implementation of Management Incentive Plan

The Reorganized Debtors shall be authorized to implement a Management Incentive Plan from and after the Effective Date in accordance with documents filed with the Plan Supplement; provided, however, such Management Incentive Plan shall not entitle participants to acquire options to purchase more than five percent (5%) of the Reorganized Torrent Energy Common Shares, subject to the consent of the DIP Lender.  For the avoidance of doubt, all existing management and employee incentive plans providing for the issuance or obtaining of any Interest, equity incentive plans or other such similar plans in existence immediately prior to the Effective Date shall be deemed terminated on the Effective Date.

C.	Releases and Discharges

The releases and discharges of Claims set forth this Plan, including releases by Debtors and by holders of Interests, constitute good faith compromises and settlements of the matters covered thereby and are consensual.  Such compromises and settlements are made in exchange for consideration and are in the best interest of holders of Claims and Interests, are fair, equitable, and reasonable and are integral elements of the resolution of the Chapter 11 Cases in accordance with this Plan.  Each discharge, release, indemnification and exculpation provisions set forth in this Plan (a) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b) and 1334(d) of title 28 of the United States Code, (b) is an essential means of implementing this Plan pursuant to Bankruptcy Code section 1123(a)(5), (c) is an integral element of the transactions incorporated into this Plan, (d) confers material benefit on, and is in the best interests of, Debtors, their estates and their creditors, (e) is important to the overall objectives of this Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to Debtors and (f) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

Page 27	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

D.	Discharge and Injunction

Except as otherwise specifically provided herein or in the Confirmation Order, the rights afforded in this Plan and Distributions to be made hereunder shall discharge all existing debts and Claims whatsoever against or in Debtors or any of their assets or properties to the fullest extent permitted by Bankruptcy Code section 1141.  Except as otherwise specifically provided herein or in the Confirmation Order, upon the Effective Date, all Claims against Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of Debtors, subject to the treatments provided for in this Plan and the occurrence of the Effective Date.

Except as otherwise specifically provided herein or in the Confirmation Order, the rights afforded in this Plan and Distributions to be made hereunder shall terminate all Common Shares and Series E Preferred Shares in Torrent Energy to the fullest extent permitted by Bankruptcy Code section 1141.  The Confirmation Order shall be a judicial determination of the discharge of all Interests in Torrent Energy, subject to the treatments provided for in this Plan and the occurrence of the Effective Date.

Except as otherwise expressly provided in this Plan, all persons or entities who have held, hold or may hold Claims and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim against Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a Distribution pursuant to this Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a Distribution pursuant to this Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against Debtors or Reorganized Debtors or against the property or interests in property of Debtors or Reorganized Debtors, other than to enforce any right to a Distribution pursuant to this Plan or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from Debtors or Reorganized Debtors or against the property or interests in property of Debtors or Reorganized Debtors, with respect to any such Claim.  Such injunction shall extend to any successors or assignees of Debtors and Reorganized Debtors and their respective properties and interest in properties.

Page 28	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

E.	Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

F.	Exculpation

None of the Reorganized Debtors, Debtors, the Committee, the DIP Lender or any of their respective members, officers, employees, agents, attorneys, advisors, partners, accountants, financial advisors, or directors, are to have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of this Plan, the pursuit of confirmation of this Plan, the pursuit of approval of the Disclosure Statement, the consummation of this Plan, the transactions contemplated and effectuated by this Plan, the administration of this Plan or the property to be distributed under this Plan or any other act or omission during the administration of the Chapter 11 Cases or Debtors' Estates (including any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities based on conduct that constituted or may have constituted ordinary or gross negligence or reckless, willful, or wanton misconduct - but not, in the case of any natural person included among the Entities to which this Section applies, any claims against that person based on intentional misconduct of that person that directly resulted in the unjust enrichment of that person - of any Debtors, the Committee, the DIP Lender or any of their respective members, officers, employees, agents, attorneys, partners, accountants, financial advisors, or directors or any conduct for which any of those Entities may be deemed to have strict liability under any applicable law).  In all respects, they will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

Page 29	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

G.	Releases by Holders of Claims or Interests

Except as otherwise specifically provided in this Plan, on and after the Effective Date, each holder of a Claim and each Holder of an Equity Interest who has voted to accept this Plan shall be deemed to have unconditionally released Debtors, the Reorganized Debtors, the Committee, if any, and the DIP Lender and with respect to each of the forgoing, all of their respective members, officers, employees, agents, attorneys, advisors, partners, accountants, financial advisors or directors from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to, Debtors or the Reorganized Debtors, the Chapter 11 Cases, or the negotiation, formulation and preparation of this Plan or any related agreement, instruments or other documents.

Upon the Effective Date and in consideration of the Distributions to be made hereunder, except as otherwise provided herein, each holder (as well as any representatives, trustees or agents on behalf of each holder) of any Claims or Interests and any affiliate of such holder shall be deemed to have forever waived, released and discharged Debtors and The DIP Lender, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in Debtors.

Page 30	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

H.	Release by Debtors

Pursuant to this Plan, as of the Effective Date, Debtors, their Estates and the Reorganized Debtors release all of the Released Parties (defined below) from any and all causes of action (other than the rights of Debtors or the Reorganized Debtors to enforce this Plan and including contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) held, assertable on behalf of or derivative from Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on or relating to or in any manner arising from, in whole or in part, Debtors, Debtors' restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor, any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of this Plan and Disclosure Statement, or related agreements, instruments or other documents, which Causes of Action are based in whole or in part on any act, omission, transaction, event or other occurrence (except for willful misconduct, ultra vires acts, or gross negligence) taking place before the Effective Date.  For the purposes of this Plan, "Released Parties" means all present officers and directors of Debtors, the DIP Lender and/or any of their or Debtors' respective affiliates, members, officers, directors, employees, advisors, actuaries, attorneys, financial advisors, investment bankers, professionals or agents; provided, however, that if any Released Party directly or indirectly brings or asserts any claim or cause of action in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against Debtors, the Reorganized Debtors or any of their respective affiliates, officers, directors, members, employees, advisors, actuaries, attorneys, financial advisors, investment bankers, professionals or agents, then the release set forth herein of this Plan (but not any release or indemnification or any other rights or claims granted under any other section of this Plan or under any other document or agreement) shall automatically and retroactively be null and void ab initio with respect to such Released Party; provided further that the immediately preceding clause shall not apply to the prosecution in the Bankruptcy Court (or any appeal therefrom) of the amount, priority or secured status of any pre-petition Claim against Debtors.

Page 31	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

IX.           CONDITIONS PRECEDENT TO CONFIRMATION
    AND CONSUMMATION OF THE PLAN

A.	Conditions to Confirmation

The following are conditions precedent to the occurrence of the Confirmation Date: (a) entry of an order finding that the Disclosure Statement contains adequate information pursuant to Bankruptcy Code section 1125; (b) entry of a Final Order approving the DIP Loan; and (c) determination that Debtors shall have no more than $1,000,000 in Allowed Unsecured Claims in the aggregate.

B.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article IX of this Plan:

(a) The Confirmation Order shall be a Final Order and shall have been entered in form and substance reasonably satisfactory to Debtors and the DIP Lender;

(b) The Confirmation Order shall provide that Debtors are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with this Plan;

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(c) All actions, documents and agreements necessary to implement this Plan shall have been or been deemed, effected or executed;

(d) No Event of Default shall have occurred under the DIP Loan as defined in the DIP Loan Documents; and

(e) The Offering Conditions shall have been determined to be satisfied, waived or unsatisfied by order of the Bankruptcy Court or otherwise, such that Reorganized Torrent Energy, in its reasonable judgment, can determine whether it is obligated to effect the Rights Offering.

C.	Waiver of Conditions

Except as provided herein, the conditions set forth in subsections (a), (b) (c) and (e) in Section B of this Article may be jointly waived in whole or in part by the DIP Lender and Debtors.  Additionally, the DIP Lender, in its sole discretion, may also waive the condition set forth in subsection (d).  The failure of the DIP Lender to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.  The failure of Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right the may be asserted at any time.

X.           RETENTION OF JURISDICTION

Under Bankruptcy Code sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under this Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

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(b) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under Bankruptcy Code sections 330, 331, 503(b), 1103 and 1129(a)(4);

(c) Hear and determine all matters with respect to the assumption or rejection of any Executory Contract to which any Debtor is a party or with respect to which any Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

(d) Effectuate performance of and payments under the provisions of this Plan;

(e) Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, related to, these Chapter 11 Cases;

(f) Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

(g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of this Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

(h) Consider any modifications of this Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

Page 34	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

(i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with implementation, consummation, or enforcement of this Plan or the Confirmation Order;

(j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(k) Hear and determine any matters arising in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

(l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnification and rulings entered in connection with these Chapter 11 Cases;

(m) Except as otherwise limited herein, recover all assets of Debtors and property of the Estates, wherever located;

(n) Hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505 and 1146;

(o) Hear and determine all disputes involving the existence, nature, or scope of Debtors' discharge;

(p) Modify this Plan at the request of Debtors and as provided by applicable law;

(q) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

(r) Enter a Final Decree closing these Chapter 11 Cases.

Page 35	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

XI.           MISCELLANEOUS PROVISIONS

A.	Modifications and Amendments

Debtors may alter, amend, or modify this Plan or any Plan exhibit under Bankruptcy Code section 1127(a) at any time prior to the Confirmation Date.  After the Confirmation Date and prior to the substantial consummation of this Plan, as defined in Bankruptcy Code section 1101(2), Debtors may, under Bankruptcy Code section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omissions or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan and such proceedings as do not materially adversely affect the treatment of Holders of the Claims under this Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

B.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extend practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan and the Term Sheet, as they may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to their terms.

Page 36	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

C.	Revocation, Withdrawal, or Non-Consummation

Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization.  If Debtors revoke or withdraw this Plan, or if Confirmation or consummation does not occur, then (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of Executory Contracts affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtors or any other Entity, (ii) prejudice in any manner the rights of Debtors or any Entity in any further proceedings involving Debtors, or (iii) constitute and admission of any sort by Debtors or any other person.

D.	Notices

Any notice, request, or demand required or permitted to be made or provided to or upon Debtors under this Plan shall be: (a) in writing; (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission; and (b) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to Debtors:	TORRENT ENERGY CORPORATION
11918 SE Division, Ste 197
Portland Oregon 97266
Telephone: (503) 224-0072
Fax: (503) 224-5371
Attention: John D. Carlson

With a copy to:	PERKINS COIE LLP
1120 N.W. Couch Street, Tenth Floor
Portland, OR 97209-4128
Telephone: (503) 727-2000
Fax: (503) 727-2222
Attention: Steven M. Hedberg

Page 37	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

With a copy to:	DLA PIPER US LLP
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 335-4990
Fax: (212) 884-8690
Attention: Thomas R. Califano

With a copy to:	Schwabe, Williamson & Wyatt
PacWest Center
1211 SW Fifth Avenue, Suite 1900
Portland, OR 97204
Telephone: (503) 796-2913
Fax: (503) 796-2900
Attention: Mark A. Manulik

E.	Indemnification and Related Matters

Indemnification obligations owed to any present or former professionals or advisors of Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are rejected pursuant to Bankruptcy Code section 365 under this Plan as of the Effective Date.

F.	Objections to Claims and Interests

As soon as practicable, unless otherwise ordered by the Bankruptcy Court, but in no event later than the Claims Objection Bar Date, Debtors or Reorganized Debtors may object to the allowance of any Claim or Interest.  Nothing contained herein, however, shall limit Reorganized Debtors' right to object to Claims, if any, filed or amended after the Effective Date.

G.	Distributions Under this Plan

Except as otherwise provided in this Plan, in the Confirmation Order, or in any Order of the Bankruptcy Court in aid of consummation of this Plan, the following provisions shall govern Distributions pursuant to this Plan:

Page 38	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

1.	No Interest on Claims

Unless otherwise specifically provided for in this Plan, the Confirmation Order, a Bankruptcy Court order or a postpetition agreement in writing between the Reorganized Debtors and a Holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Claims that are not Allowed on the Effective Date in respect of the period from the Effective Date to the date a Distribution is made when and if such Claim becomes an Allowed Claim.

2.	No Distributions on Account of Claims That Have Not Become Allowed Claims

Notwithstanding any other provision of this Plan, no Distribution shall be made with respect to any Claim that has not become an Allowed Claim, except that the Reorganized Debtors may distribute consideration attributable to any undisputed portion of a Claim and withhold the remainder.

3.	Reserves for Claims That Have Not Become Allowed Claims

Distributions on account of Claims that have not become Allowed Claims shall be governed by the following provisions:

(a)           Except as otherwise provided under this Plan, Debtors shall not be required to withhold funds or consideration, designate reserves, or make other provisions for the payment of any Claims that have been disallowed by a Final Order of the Bankruptcy Court.

(b)           Except as otherwise provided in this Plan, Debtors shall not be required to withhold funds or consideration, designate reserves, or make other provisions for the payment of any Claims that have been disallowed by an order of the Bankruptcy Court that has not become a Final Order as of any applicable time for Distribution under this Plan, unless the Bankruptcy Court orders otherwise or unless the Bankruptcy Court's order of disallowance has been stayed.

Page 39	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

(c)           With respect to Claims that have not become Allowed Claims and that are not governed by the two (2) preceding paragraphs above, Debtors or Reorganized Debtors, as applicable, shall reserve a sufficient amount of consideration to allow for a Distribution in accordance with the terms of this Plan, on account of the Distribution attributable to such holders' Claims or as otherwise provided pursuant to any order of the Bankruptcy Court with respect to the amount, if any, to be reserved; provided, however, that Debtors or Reorganized Debtors, as applicable, shall distribute consideration attributable to any undisputed portion and shall withhold the remainder.  The Bankruptcy Court may, after notice and a hearing (as defined in Bankruptcy Code section 102), fix a lesser amount than the Distribution amount as the amount on account of which consideration shall be withheld.  In the case of Claims not stating an amount, Debtors or Reorganized Debtors, as applicable, or any holder of such Claims may request that the Bankruptcy Court, after notice and a hearing (as defined in Bankruptcy Code section 102), determine an amount.  Cash withheld pursuant to this subparagraph will be held in a segregated, interest-bearing account.  Such consideration will be released when and if Claims are Allowed for no more than the amount in reserve and distributed to creditors in accordance with this Plan.

4.	Persons Responsible for Distribution of Plan Consideration

Reorganized Debtors shall disburse all consideration to be distributed under this Plan.

5.	Unclaimed Property

If any Entity entitled to receive a Distribution under this Plan cannot be located on the date a Distribution under this Plan is due, Reorganized Debtors will hold any Cash portion of such Distribution in a segregated, interest-bearing account and will hold any non-Cash Distribution in trust.  If such Entity is located within ninety (90) days of the Effective Date, such Cash, will be paid to such Entity and any non-Cash Distribution shall be delivered to such Entity.  If such Entity cannot be located within ninety (90) days of the Effective Date, any such Cash and accrued interest thereon may be distributed to creditors holding Allowed Claims on a pro rata basis.  If an Entity entitled to a non-Cash Distribution cannot be located, such non-Cash Distribution shall revert to the Reorganized Debtors.  Nothing contained in this Plan shall require Reorganized Debtors to attempt to locate such Entity.  It is the obligation of each Entity claiming rights under this Plan to keep the Reorganized Debtors advised of their current address by sending written notice of any changes to the Reorganize Debtors.

Page 40	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

6.	De Minimis Distributions

Reorganized Debtors may disregard and elect to not pay Allowed Claims if the Distribution is anticipated to be less than Ten Dollars ($10.00).  In such case, the Reorganized Debtors  will reserve such funds for the next distribution.  If, on the date of the final distribution, the amount to be distributed to any particular creditor is less than Ten Dollars ($10.00), the Allowed Amount of such Claims shall be reduced to zero and such funds shall be retained by the Reorganized Debtors.

H.	Unnegotiated Distribution Checks

Checks or drafts issued pursuant to this Plan by Reorganized Debtors to Entities holding Allowed Claims and not presented for payment within ninety (90) days following mailing thereof to the last known address of such Entity shall be deemed nonnegotiable thereafter.

I.	Fractional Dollars

Any other provision of this Plan notwithstanding, no payments of fractional dollars will be made to any holder of an Allowed Claim.  Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).

J.	Closing of the Chapter 11 Cases

When all Claims filed against Debtors have become Allowed Claims or have been disallowed by Final Order, and all Distributions have been made in accordance with this Plan, Reorganized Debtors shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

K.	Release of Avoidance Claims

Unless any action has been commenced prior to the Effective Date, all Avoidance Claims shall be deemed waived, released, relinquished and abandoned as of the Effective Date.

Page 41	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

L.	Headings

The headings of the articles, sections and subsections of this Plan are inserted for convenience only and shall not affect the interpretation hereof.

M.	Construction

The rules of construction used in section 102 of the Bankruptcy Code shall apply to the construction of this Plan.

N.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Oregon shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the state of incorporation of each Debtors shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

O.	Termination of Service of Committee

On the Effective Date, any Committee shall dissolve automatically as official committees appointed in the Chapter 11 Cases, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Fee Claims or reimbursement of expenses incurred as a member of any Committee and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order or appeals therefrom.

P.	Successors and Assigns.

The rights and obligations of any Entity named or referred to in this Plan will be binding upon, and will inure to the benefit of, the successors and assigns of such Entity.

Page 42	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

TORRENT ENERGY CORPORATION

By:	/s/ John D. Carlson
John D. Carlson
President and Chief Executive Officer

METHANE ENERGY CORP.

By:	/s/ John D. Carlson
John D. Carlson
Chief Executive Officer

CASCADIA ENERGY CORP.

By:	/s/ John D. Carlson
John D. Carlson
Chief Executive Officer

Presented by:
PERKINS COIE LLP
Steven M. Hedberg, OSB No. 842440
Jeanette L. Thomas, OSB No. 980420
1120 N.W. Couch Street, Tenth Floor
Portland, OR  97209-4128
Telephone:  503.727.2000
/s Jeanette L. Thomas
Proposed Attorneys for Torrent Energy Corporation, Methane Energy Corp. and Cascadia Energy Corp.

Page 43	JOINT PLAN OF REORGANIZATION FOR REORGANIZING DEBTORS	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

EXHIBIT A

TERMS OF PROPOSED RIGHTS OFFERING

Company:	Torrent Energy Corporation

Proposed Offering:	Rights offering of Torrent Energy's common stock to be made to Torrent Energy's common shareholders

Security:	Common Stock

Proposed Terms:
1.Minimum gross proceeds of $2.0 million, unless reduced with the consent of Torrent Energy and the DIP Lender
2.Rights offering to be completed prior to the Effective Date of this Plan of Reorganization
3.The purchase price for each share of Torrent Energy's common stock will be equal to 90% of the five day average VWAP of Torrent Energy's Common Stock immediately preceding the consummation of the rights offering

Page 1	EXHIBIT A	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

EXHIBIT B

FORM SECURED CONVERTIBLE DEBENTURE

(To be filed later.)

Page 1	EXHIBIT B	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

EXHIBIT C

ASSUMED CONTRACTS

(To be filed later.)

Page 1	EXHIBIT C	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222

EXHIBIT D

MANAGEMENT INCENTIVE PLAN

(To be filed later.)

Page 1	EXHIBIT D	Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128 Phone: 503.727.2000 Fax: 503.727.2222